Exhibit 10(iv)
Kevin A. Lobo
Chair and CEO
Personal and Confidential
February 4, 2026
First Name Last Name
Dear First Name,
I am pleased to inform you that you are one of a select group of individuals receiving a restricted stock units (RSUs)
award in 2026. We use these awards to reward performers who we believe will be key contributors to our growth well into the future. The total Award Date Value (ADV) of your award is approximately USD $xx,xxx.
You are receiving xxx RSUs with respect to Common Stock of Stryker Corporation. Except as otherwise provided in the Terms and Conditions, one-third of these RSUs will vest on March 21 of each of the three years beginning March
21, 2027.
You must “Accept” the award online via the UBS One Source web site located at www.ubs.com/onesource/
SYK between March 3 and March 31, 2026. The detailed terms of the RSUs are in the Terms and Conditions, any applicable country addendum and the provisions of the Company's 2011 Long-Term Incentive Plan, as Amended and
Restated. Those documents, together with the related Prospectus, are available on the UBS One Source web site, and you should read them before accepting the awards. In addition, you may be asked to sign the most recent version of Stryker’s Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement (“Non-Compete
Agreement”) in connection with this award. If you are asked to sign the Non-Compete Agreement, it will be emailed to you and you will be asked to sign the document electronically via Adobe Sign by March 31, 2026. The vesting of the
RSUs is conditioned on you having signed the Non-Compete Agreement by March 31, 2026, where permitted by applicable law.
You can find additional educational materials on the UBS One Source web site in the Resources section, including RSU brochure and RSU Tax Questions & Answers.
Sincerely,
Kevin A. Lobo
Chair and Chief Executive Officer
Exhibit 10(iv)
STRYKER CORPORATION
TERMS AND CONDITIONS
RELATING TO RESTRICTED STOCK UNITS GRANTED
PURSUANT TO THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
1.The Restricted Stock Units ("RSUs") with respect to Common Stock of Stryker Corporation (the
"Company") granted to you during 2026 are subject to these Terms and Conditions Relating to Restricted Stock
Units Granted Pursuant to the 2011 Long-Term Incentive Plan, as Amended and Restated (the "Terms and
Conditions") and all of the terms and conditions of the Stryker Corporation 2011 Long- Term Incentive Plan, as
Amended and Restated (the "2011 Plan"), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions and the terms of the 2011 Plan, the provisions of the 2011 Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the 2011 Plan.
For purposes of these Terms and Conditions, "Employer" means the Company or any Subsidiary that employs you on the applicable date, and "Stock Plan Administrator" means UBS Financial Services Inc. (or any other independent service provider engaged by the Company to assist with the implementation, operation and administration of the 2011 Plan).
2.Your right to receive the Shares issuable pursuant to the RSUs shall be only as follows:
(a)If you continue to be an Employee, you will receive the Shares underlying the RSUs that have become vested as soon as administratively possible following the vesting date as set forth in the award letter.
(b)If you cease to be an Employee by reason of Disability (as such term is defined in the 2011
Plan or determined under local law) or death prior to the date that your RSUs become fully vested, you or your estate will become fully vested in your RSUs, and you, your legal representative or your estate will receive all of the underlying Shares as soon as administratively practicable following your termination by Disability or death.
(c)If you cease to be an Employee prior to the date that your RSUs become fully vested for any reason other than those provided in (b), you shall cease vesting in your RSUs effective as of your
Termination Date. If you are resident or employed in the United States, "Termination Date" shall mean the last day on which you are an Employee of your Employer. In conjunction with the foregoing and for the sake of clarity, any period of services as an independent contractor following your Termination Date shall not extend your employment period beyond your Termination Date, regardless of whether you are reclassified as a common law employee. If you are resident or employed outside of the United States, "Termination Date" shall mean the last day on which you are an Employee of your Employer, provided that (1) your notice period is 12 months or less, or (2) your employment ends less than 12 months after the date on which you signed your termination agreement. Other than Section 16 officers (as defined below), if your notice period exceeds 12 months, then "Termination Date" will be 12 months after the date on which notice was given, whether it be by you or your Employer. If your employment ends more than 12 months after you signed your termination agreement, then “Termination Date” will be 12 months after the date on which you signed your termination agreement. If you are an officer of the Company and in such capacity are subject to reporting under Section 16 of the U.S. Securities Exchange Act of 1934 (a “Section 16 officer”) on the date on which notice was given,
"Termination Date" shall mean the last day on which you are an Employee of your Employer.
(d)Notwithstanding the foregoing, the Company may, in its sole discretion, settle your RSUs in the form of: (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law,
(2) would require you, the Company and/or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (and country of employment, if different), or (3) is administratively burdensome; or (ii) Shares, but require you to immediately sell such Shares (in which case, the
Company shall have the authority to issue sales instructions in relation to such Shares on your behalf).
3.The number of Shares subject to the RSUs shall be subject to adjustment and the vesting dates hereof may be accelerated as follows:
(a)In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation
(whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares,
Exhibit 10(iv)
or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore subject to the RSUs the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled. The other terms of the RSUs shall also be appropriately amended as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the RSUs, such adjustment shall be made in accordance with such determination.
(b)Fractional Shares resulting from any adjustment in the RSUs may be settled in cash or otherwise as the Committee shall determine, in its sole discretion. Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.
(c)The Committee shall have the power to amend the RSUs to permit the immediate vesting of the RSUs (and to terminate any unvested RSUs) and the distribution of the underlying Shares prior to the effectiveness of (i) any disposition of substantially all of the assets of the Company or your Employer, (ii) the shutdown, discontinuance of operations or dissolution of the Company or your Employer, or (iii) the merger or consolidation of the Company or your Employer with or into any other unrelated corporation.
4.If you are resident and/or employed outside of the United States, you agree, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the 2011
Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
5.If you are resident and/or employed in a country that is a member of the European Union, the grant of the RSUs and these Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the "Age
Discrimination Rules"). To the extent that a court or tribunal of competent jurisdiction determines that any provision of these Terms and Conditions is invalid or unenforceable, in whole or in part, under the Age
Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
6.Regardless of any action the Company and/or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related
Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends or dividend equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country between the grant date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
In connection with any taxable event, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a number of whole Shares that have an aggregate Fair Market Value that the Company, taking into account local requirements and administrative issues, determines in its sole discretion is appropriate to cover withholding for Tax-Related
Items with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. In cases where the Fair Market Value of the number of whole Shares
Exhibit 10(iv)
withheld is greater than the amount required to be paid to the relevant government authorities with respect to withholding for Tax-Related Items, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. In the event that withholding in Shares is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or your Employer, your
Employer shall withhold the Tax-Related Items required to be withheld with respect to the Shares in cash from your regular salary and/or wages or other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of Shares or through your regular salary and/or wages or any other amounts payable to you by your Employer, no Shares will be issued to you (or your estate) unless and until satisfactory arrangements (as determined by the Board of Directors) have been made by you with respect to the payment of any Tax-Related Items that the Company or your Employer determines, in its sole discretion, should be withheld or collected with respect to such RSUs. By accepting these RSUs, you expressly consent to the withholding of Shares and/or withholding from your regular salary and/or wages or other amounts payable to you as provided for hereunder. All other Tax- Related Items related to the RSUs and any Shares delivered in payment thereof are your sole responsibility.
7.The RSUs are intended to be exempt from the requirements of Code Section 409A. The 2011 Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent.
If the Company determines that these Terms and Conditions are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company's sole discretion and without your consent, amend these Terms and Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.
8.If you were required to sign the "Stryker Confidentiality, Intellectual Property, Non-Competition
and Non-Solicitation Agreement" or a similar agreement in order to receive the RSUs or have previously signed such an agreement and you breach any non-competition, non-solicitation or nondisclosure provision or provision as to ownership of inventions contained therein at any time while employed by the Company or a
Subsidiary, or during the one-year period following termination of employment, any unvested RSUs shall be rescinded and you shall return to the Company all Shares that were acquired upon vesting of the RSUs that you have not disposed of. Further, you shall pay to the Company an amount equal to the profit realized by you (if any) on all Shares that were acquired upon vesting of the RSUs that you have disposed of. For purposes of the preceding sentence, the profit shall be the Fair Market Value of the Shares at the time of disposition.
9.The RSUs shall be transferable only by will or the laws of descent and distribution. If you purport to make any transfer of the RSUs, except as aforesaid, the RSUs and all rights thereunder shall terminate immediately.
10.The RSUs shall not be vested in whole or in part, and the Company shall not be obligated to issue any Shares subject to the RSUs, if such issuance would, in the opinion of counsel for the Company, violate the
Securities Act of 1933 or any other U.S. federal, state or non-U.S. statute having similar requirements as it may be in effect at the time. The RSUs are subject to the further requirement that, if at any time the Board of
Directors shall determine in its discretion that the listing or qualification of the Shares subject to the RSUs under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of
Shares pursuant to the RSUs, the RSUs may not be vested in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of
Directors.
11.The grant of the RSUs shall not confer upon you any right to continue in the employ of your
Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the vesting of the
RSUs until the date of issuance of such Shares.
12.You acknowledge and agree that the 2011 Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the RSUs under the
2011 Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or any other award under the 2011 Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the 2011 Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.
Exhibit 10(iv)
13.Your participation in the 2011 Plan is voluntary. The value of the RSUs and any other awards granted under the 2011 Plan is an extraordinary item of compensation outside the scope of your employment
(and your employment contract, if any). Any grant under the 2011 Plan, including the grant of the RSUs, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, holiday pay, bonuses, long-service awards, pension, or retirement benefits or similar payments.
14.The RSUs are granted solely by the Company.  Your Employer and any other Subsidiary are not a party to these Terms and Conditions, and any rights you may have under these Terms and Conditions may be raised only against the Company (and may not be raised against your Employer or any other Subsidiary).
15.These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.
16.The Company is located at 1941 Stryker Way, Portage, Michigan 49002, U.S.A. and grants RSUs under the 2011 Plan to employees of the Company and Subsidiaries in its sole discretion. In conjunction with the Company's grant of the RSUs under the 2011 Plan and its ongoing administration of such awards, the
Company is providing the following information about its data collection, processing and transfer practices
("Personal Data Activities"). In accepting the grant of the RSUs, you expressly and explicitly consent to the
Personal Data Activities as described herein.
(a)The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the RSUs under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the
2011 Plan. The Company's legal basis for the collection, processing and usage of your personal data is your consent.
(b)The Company transfers your personal data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner, including, but not limited to, the Company's outside legal counsel as well as the Company’s auditor. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011 Plan.
(c)The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the
United States. The Company's legal basis for the transfer of your personal data to the United States is your consent.
(d)Your participation in the 2011 Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the 2011 Plan. This would not affect your existing employment or salary;
instead, you merely may forfeit the opportunities associated with the 2011 Plan.
(e)You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the
Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country or residence, and/
or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the
Company's Human Resources Department.
17.The grant of the RSUs is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing(s) with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise you on whether you should acquire
Shares under the 2011 Plan or provide you with any legal, tax or financial advice with respect to the
Exhibit 10(iv)
grant of the RSUs. The acquisition of Shares involves certain risks, and you should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the 2011 Plan or the disposition of them. Further, you should carefully review all of the materials related to the RSUs and the
2011 Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.
18.All questions concerning the construction, validity and interpretation of the RSUs and the 2011
Plan shall be governed and construed according to the laws of the state of Michigan, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the RSUs or the 2011 Plan shall be brought only in the state or federal courts of the state of Michigan.
19.The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or other awards granted to you under the 2011 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2011 Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
20.The invalidity or unenforceability of any provision of the 2011 Plan or these Terms and
Conditions shall not affect the validity or enforceability of any other provision of the 2011 Plan or these Terms and Conditions.
21.If you are resident outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the 2011 Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs be drawn up in English. If you have received these Terms and Conditions, the 2011 Plan or any other documents related to the RSUs translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
22.You acknowledge that, depending on your or your broker's country of residence or where the
Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times you are considered to have "inside information" regarding the
Company as defined in the laws or regulations in your country of employment (and country of residence, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know" basis) and (ii) "tipping" third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to your personal advisor on this matter.
23.Notwithstanding any provisions of these Terms and Conditions to the contrary, the RSUs shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an "Addendum"). Further, if you transfer your residence and/or employment to another country reflected in an Addendum to these Terms and
Conditions at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.
24.The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs and your participation in the 2011 Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
25.This Section 25 applies only to those persons whom the Company's Recoupment Policy applies (the corporate officers elected by the Company's Board of Directors other than Assistant
Controllers, Assistant Secretaries and Assistant Treasurers). Notwithstanding any other provision of these
Exhibit 10(iv)
Terms and Conditions to the contrary, you acknowledge and agree that your RSUs, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company's
Recoupment Policy as in effect on the date of grant (a copy of which has been furnished to you) and as the
Recoupment Policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to such RSUs and Shares. You agree and consent to the Company's application, implementation and enforcement of (a) the Recoupment Policy and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agree that the Company may take such actions as are necessary to effectuate the Recoupment Policy (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to the Stock Plan Administrator and any other third party administrator engaged by the Company to hold your Shares and other amounts acquired under the 2011 Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the
Company. In the case of a conflict between these Terms and Conditions and the Recoupment Policy, the terms of the Recoupment Policy shall prevail.
26.This Section 26 applies only to those persons whom the Company's clawback policy applies. Notwithstanding anything in these Terms and Conditions to the contrary, the RSUs evidenced by these
Terms and Conditions may be subject to (i) recoupment in accordance with or in order to comply with the terms and provisions of the Company's clawback policy, as may be in effect from time to time (including, but not limited to, the Mandatory Clawback Policy), to the extent such policies are applicable to you and (ii) any other compensation recovery policy adopted after the RSUs are granted to facilitate compliance with applicable law, including in response to the requirements of Section 10D of the Exchange Act, the U.S. Securities and
Exchange Commission’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing.
27.By accepting the grant of the RSUs, you acknowledge that you have read these Terms and
Conditions, the Addendum to these Terms and Conditions (as applicable) and the 2011 Plan and specifically accept and agree to the provisions therein.
***********************
Exhibit 10(iv)
STRYKER CORPORATION
ADDENDUM TO
TERMS AND CONDITIONS
RELATING TO RESTRICTED STOCK UNITS GRANTED
PURSUANT TO THE 2011 PLAN, AS AMENDED AND RESTATED
In addition to the terms of the 2011 Plan and the Terms and Conditions, the RSUs are subject to the following additional terms and conditions (the "Addendum"). The information reflected in this
Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of November 2025 All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the 2011 Plan and the Terms and Conditions. Pursuant to Section 23 of the
Terms and Conditions, if you transfer your residence and/or employment to another country reflected in an Addendum at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).
Data Privacy Information: European Union ("EU") / European Economic Area ("EEA") /
Switzerland and the United Kingdom*
*The following information is for data privacy purposes only and you should determine whether any other special terms and conditions apply to your awards in these jurisdictions.
1.Data Privacy. If you reside and/or you are employed in the EU / EEA, Switzerland or the United Kingdom the following provision replaces Section 16 of the Terms and Conditions:
The Company is located at 1941 Stryker Way, Portage, Michigan 49002, U.S.A. and grants RSUs under the
2011 Plan to employees of the Company and its Subsidiaries in its sole discretion. You should review the following information about the Company's data processing practices.
(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally identifiable information about you for the legitimate interest of implementing, administering and managing the 2011
Plan and generally administering equity awards; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the RSUs under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the
2011 Plan. The Company's collection, processing, use and transfer of your personal data is necessary for the performance of the Company's contractual obligations under the 2011 Plan and pursuant to the
Company's legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the 2011 Plan. As such, by participating in the
2011 Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan
Administrator and share your data with another company that serves in a similar manner, including, but not limited to, the Company's outside legal counsel as well as the Company’s auditor. The Stock Plan
Exhibit 10(iv)
Administrator will open an account for you, if an account is not already in place, to receive and trade
Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011
Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are
based in the United States. The Company can only meet its contractual obligations to you if your personal data is transferred to the United States. The Company's legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the 2011 Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company's legal basis would be for compliance with relevant laws or regulations.
(e)Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company's Human Resources Department.
ARGENTINA
1.Securities Law Information. Neither the RSUs nor the underlying Shares offered hereby have been or will be publicly issued, placed, distributed, offered or registered in the Argentine capital markets, and as result, have not been and will not be registered with the Argentine Securities
Commission (Comisión Nacional de Valores, "CNV"). Neither this nor any other offering material related to the offering of the RSUs or the underlying Shares may be utilized in connection with any general offering to the public within Argentina. Any Argentine resident who acquires the Shares will do so under their own responsibility under the terms of a private offering to them from outside of Argentina. Under certain circumstances, any Argentine resident who acquires the Shares may not transfer such Shares to any other person within six (6) months as from its acquisition date.
2.Nature of Grant.  The following provision supplements Section 13 of the Terms and
Conditions:
You acknowledge and agree that the grant of RSUs is made by the Company in its sole discretion and that the value of the RSUs or any Shares issued upon vesting of the RSUs shall not constitute salary or wages from the Company or the Employer for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth-month salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii)
any termination or severance indemnities or similar payments.
In addition, you acknowledge and agree that if, notwithstanding the foregoing, any benefits under the
2011 Plan are considered for purposes of calculating any termination or severance indemnities under
Argentine labor law, such benefits shall not accrue more frequently than on an annual basis.
3.Language Consent. By accepting the RSUs, you acknowledge that you are proficient in reading and understanding English and fully understands the terms of the documents related to the RSUs
(the Terms and Conditions, this Addendum and the 2011 Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Exhibit 10(iv)
Consentimiento lingüístico. Al aceptar las RSU, usted reconoce que domina la lectura y la comprensión del inglés y comprende plenamente los términos de los documentos relacionados con las RSU
(los Términos y condiciones, este Anexo y el Plan 2011), que se proporcionaron en inglés. Usted acepta los
términos de estos documentos en consecuencia.
AUSTRALIA
1.RSUs Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a
Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a
Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of
Australia, the grant of the RSUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
2.Securities Law Information. This grant of RSUs is being made under Division 1A Part 7.12 of the Australian Corporations Act 2001 (Cth). If Shares acquired under the 2011 Plan are offered for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under
Australian law. You should obtain legal advice on any disclosure obligations prior to making any such offer.
3.Tax Notification.  The 2011 Plan is a plan to which Subdivision 83A-C of the Income Tax
Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
4.Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you personally will be required to file the report. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
AUSTRIA
1.Exchange Control Information. If you hold Shares obtained under the 2011 Plan or cash
(including proceeds from the sale of Shares) outside Austria, you may be required to submit quarterly reports to the Austrian National Bank. An exemption applies if the value of the Shares held outside
Austria of any quarter does not exceed a certain threshold (currently €5,000,000). The deadline for filing the quarterly report is the 15th of the month following the end of the respective quarter.  When the
Shares are sold, you may be required to comply with certain exchange control obligations if the cash proceeds from the sale is held outside Austria, as a separate reporting requirement applies to any non-
Austrian cash accounts. If the transaction volume of all of your cash accounts abroad exceeds a certain threshold (currently €10,000,000), the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.  The thresholds described above may be subject to change. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
BELGIUM
1.Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g, Shares acquired under the 2011 Plan) or bank account established outside of Belgium on their personal annual tax return. In a separate report, Belgian residents also are required to provide a central contact point of the National Bank of Belgium with the account number of those foreign bank accounts, the name of the bank with which the accounts were opened and the country in which they were opened in a separate report. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales /
Centrales des credits caption. You should consult with your personal advisor(s) regarding any personal
Exhibit 10(iv)
foreign asset/foreign account tax obligations you may have in connection with your participation in the
2011 Plan.
2.Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by
Belgian residents through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the RSUs are sold. You should consult with a personal tax or financial advisor for additional details on your obligations with respect to the stock exchange tax.
3.Annual Securities Account Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the
2011 Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e.,
December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. You should consult with a personal tax or financial advisor for additional details on your obligations with respect to the annual securities account tax.
BRAZIL
1.Labor Law Acknowledgment. By accepting the RSUs, you acknowledge and agree, for all legal purposes, that (a) the benefits provided under the Terms and Conditions and the 2011 Plan are the result of commercial transactions unrelated to your employment; (b) the Terms and Conditions and the
2011 Plan are not a part of the terms and conditions of your employment; and (c) the income from the
RSUs, if any, is not part of your remuneration from employment.
2.Compliance with Law. By accepting the RSUs, you acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, the issuance and/or sale of Shares acquired under the 2011 Plan and the receipt of any dividends.
3.Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than USD1 million as of December 31 of each year. If the aggregate value exceeds USD100 million as of the end of each quarter, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the 2011 Plan. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
4.Tax on Financial Transaction (IOF). Repatriation of funds (e.g., the proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the 2011 Plan. You should consult with your personal tax advisor for additional details.
CANADA
1.Settlement in Shares. Notwithstanding anything to the contrary in the Terms and
Conditions or the 2011 Plan, the RSUs shall be settled only in Shares (and may not be settled in cash).
2.Termination of Employment. The following supplements Section 2(b) of the Terms and
Conditions as well as any other section required to give effect to the same:
Except as explicitly and minimally required under applicable legislation, in the event of your termination of employment for any reason (other than by reason of death or Disability), either by you or by the
Employer, with or without cause, your rights to vest or to continue to vest in the RSUs and receive Shares under the 2011 Plan, if any, will terminate as of the actual Termination Date. For this purpose, the
Exhibit 10(iv)
"Termination Date" shall mean the last day on which you are actively employed by the Employer, and shall not include or be extended by any period following such day during which you are in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSUs under the 2011 Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
3.Foreign Asset/Account Reporting Information. Specified foreign property, including the
RSUs, Shares acquired under the 2011 Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident generally must be reported annually on a Form T1135 (Foreign
Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, the unvested portion of the RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because you holds other specified foreign property.
When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily will equal the fair market value of the Shares at the time of acquisition, but if you owns other
Shares, the ACB may need to be averaged with the ACB of the other Shares. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE
2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30, 2026 TO
STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
CHILE
1.Private Placement. The following provision shall replace Section 17 of the Terms and Conditions:
The grant of the RSUs hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.
(a)The starting date of the offer will be the grant date, and this offer conforms to
General Ruling no. 336 of the Chilean Commission for the Financial Markets ("CMF");
(b)The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the CMF, and therefore such securities are not subject to its oversight;
(c)The Company, as the issuer, is not obligated to provide public information in
Chile regarding the foreign securities, as such securities are not registered with the CMF; and
(d)The Shares, as foreign securities, shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.
Exhibit 10(iv)
(a)La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero Chilena ("CMF");
(b)La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta;
(c)Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y
(d)Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
2.Exchange Control Information. If your aggregate investments held outside of Chile
(including the value of Shares acquired under the 2011 Plan) are equal to or greater than USD5,000,000, you must provide the Central Bank with updated information accumulated for a three-month period within 45 calendar days of March 31, June 30 and September 30 and within 60 calendar days of
December 31. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations Manual must be used to file this report. You are not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends to Chile. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the funds exceed USD10,000. In such case, you must report the payment to a commercial bank or the registered foreign exchange office receiving the funds. If you do not repatriate the funds and instead use such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, you must sign Annex
1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the
Central Bank within the first 10 days of the month immediately following the transaction. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service
(“CIRS”) requires all taxpayers to provide information annually regarding: (a) any taxes paid abroad which they will use as a credit against Chilean income taxes, and (b) the results of foreign investments.
These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before July 1 of each year. The sworn statement disclosing this information (or
Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929.
You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
CHINA
1.RSUs Conditioned on Satisfaction of Regulatory Obligations. If you are a People's Republic
of China ("PRC") national, the grant of the RSUs is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the 2011
Plan and the participation of PRC nationals employed by your Employer, as determined by the Company in its sole discretion.
2.Sale of Shares. Notwithstanding anything to the contrary in the 2011 Plan, upon any termination of employment with your Employer, you shall be required to sell all Shares acquired under the 2011 Plan within such time period as may be established by the PRC State
Administration of Foreign Exchange.
3.Exchange Control Restrictions. You acknowledge and agree that you will be required immediately to repatriate to the PRC the proceeds from the sale of any Shares acquired under the 2011
Plan, as well as any other cash amounts attributable to the Shares acquired under the 2011 Plan
(collectively, "Cash Proceeds"). Further, you acknowledge and agree that the repatriation of the Cash
Proceeds must be effected through a special bank account established by your Employer, the Company or
Exhibit 10(iv)
one of its Subsidiaries, and you hereby consent and agree that the Cash Proceeds may be transferred to such account by the Company on your behalf prior to being delivered to you. The Cash Proceeds may be paid to you in U.S. dollars or local currency at the Company's discretion. If the Cash Proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account must be established and maintained in
China so that the proceeds may be deposited into such account. Additionally, if the Company changes its
Stock Plan Administrator, you acknowledge and agree that the Company may transfer any Shares issued under the 2011 Plan to the new designated Stock Plan Administrator if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer. If the
Cash Proceeds are paid to you in local currency, you acknowledge and agree that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the Shares are sold and the Cash Proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by your Employer, the Company and its Subsidiaries in the future in order to facilitate compliance with exchange control requirements in the PRC.
COLOMBIA
1.Nature of Grant. In addition to the provisions of Section 13 of the Terms and Conditions you acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the 2011 Plan and related benefits do not constitute a component of your "salary" for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-
related amount which may be payable.
2.Securities Law Information. The Shares subject to the RSUs are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y
Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
3.Exchange Control Information. Investments in assets located outside Colombia (including
Shares) are subject to registration with the Central Bank (Banco de la República), as foreign investments held abroad, regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
4.Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the
2011 Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. You acknowledge that you personally are responsible for complying with this tax reporting requirement. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
COSTA RICA
No country specific provisions.
DENMARK
1.Treatment of RSUs upon Termination of Employment. Notwithstanding any provision in the Terms and Conditions or the 2011 Plan to the contrary, unless you are a member of registered management who is not considered a salaried employee, the treatment of the RSUs upon a termination of
Exhibit 10(iv)
employment which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on
Stock Option in Employment Relations (the "Act"). You acknowledge any grant of RSUs under the 2011
Plan is subject to the rules of such amended Act. However, if the provisions in the Terms and Conditions or the 2011 Plan governing the treatment of the RSUs upon a termination of employment are more favorable, then the provisions of the Terms and Conditions or the 2011 Plan will govern, as set forth in the Employer Statement, included as Exhibit A to this Addendum, and which is being provided to comply with the Act.
2.Foreign Asset/Account Reporting Information. Danish residents who establish an account holding Shares or an account holding cash outside Denmark must report the account to the Danish Tax
Administration as part of their annual tax return under the section related to foreign affairs and income.
The form which should be used in this respect can be obtained from a local bank. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
FINLAND
1.Withholding of Tax-Related Items. Notwithstanding anything in Section 6 of the Terms and
Conditions to the contrary, if you are a local national of Finland, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law.
2.Foreign Asset/Account Reporting Information. Finland has not adopted any specific reporting requirements with respect to foreign assets/accounts. However, you should check your pre-
completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic)
are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
FRANCE
1.Non-Qualified Nature of RSUs. The Award granted pursuant to the Terms and Conditions is not intended to be “French-qualified” and is ineligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the
French Commercial Code, as amended.
2.Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount
(currently €10,000). You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the
2011 Plan.
3.Foreign Asset/Account Reporting Information. French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with your personal income tax return. Failure to report triggers a significant penalty. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
4.Use of English Language. By accepting your RSUs, you acknowledge and agree that it is your wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your RSUs, either directly or indirectly, be drawn up in English.
Exhibit 10(iv)
Langue anglaise. En acceptant l'allocation de vos RSUs, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement,
à l'allocation de vos RSUs, soient rédigés en anglais.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE
2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30, 2026 TO
STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
GERMANY
1.Exchange Control Information. Cross-border payments in excess of a certain amount
(currently €50,000)(the “Threshold”) in connection with the 2011 Plan (e.g., proceeds from the sale of
Shares acquired under the 2011 Plan) and/or if the Company withholds or sells Shares with a value in excess of the Threshold for any Tax-Related Items, must be reported to the German Federal Bank
(Bundesbank) by the fifth day of the month following the month in which the payment is received or made. If you acquire Shares with a value in excess of a certain amount, the Employer will report the acquisition of such Shares to the German Federal Bank. If you otherwise make or receive a payment in excess of the Threshold, you personally must report the payment to the Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the
Bundesbank’s website (www.bundesbank.de). You should consult with your personal advisor(s)
regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
2.Foreign Asset/Account Reporting Information. German residents must notify their local tax office of the acquisition of Shares when they file their personal income tax returns for the relevant year if the value of the Shares acquired exceeds €150,000 or in the unlikely event that the resident holds
Shares exceeding 10% of the Company’s total Shares outstanding. However, if the Shares are listed on a recognized U.S. stock exchange and you own less than 1% of the total Shares, this requirement will not apply even if Shares with a value exceeding €150,000 are acquired. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
HONG KONG
1.Important Notice. Warning: The contents of the Terms and Conditions, this Addendum, the
2011 Plan, and all other materials pertaining to the RSUs and/or the 2011 Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.
Exhibit 10(iv)
2.Lapse of Restrictions. If, for any reason, Shares are issued to you within six (6) months of the grant date, you agree that you will not sell or otherwise dispose of any such Shares prior to the six-
month anniversary of the grant date.
3.Settlement in Shares. Notwithstanding anything to the contrary in this Addendum, the
Terms and Conditions or the 2011 Plan, the RSUs shall be settled only in Shares (and may not be settled in cash).
4.Nature of the 2011 Plan. The Company specifically intends that the 2011 Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes
Ordinance ("ORSO"). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the 2011 Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the RSUs shall be null and void.
INDIA
1.Exchange Control Information. Any funds realized in connection with the 2011 Plan (e.g., proceeds from the sale of Shares and cash dividends paid on the Shares) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws.  You are personally responsible for obtaining a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and holding the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your Employer requests proof of repatriation.  You are personally responsible for complying with exchange control laws in India, and neither the Company nor your
Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws.  You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
2.Foreign Asset/Account Reporting Information. You are required to declare your foreign bank accounts and any foreign financial assets (including Shares acquired under the 2011 Plan held outside India) in your annual tax return. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
IRELAND
1.Director Notification Obligations. If you are a director, shadow director or secretary of an
Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital, you are required to notify such Irish subsidiary in writing within a certain time period. upon the acquisition of RSUs or any Shares issued pursuant to RSUs. This notification requirement also applies with respect to the interests in the Company of your spouse or children under the age of 18 (whose interests will be attributed to you in your capacity as a director, shadow director or secretary of the Irish subsidiary).
ISRAEL
1.Tax Information. The Company obtained a tax ruling from the Israeli Tax Authority (“ITA”)
on 30 April 2024 which determined that the taxable event for the RSUs granted to employees in Israel will be upon the vesting of the RSUs and the issuance of the Shares (the “Tax Ruling”). You may review a copy of the Tax Ruling by contacting stockplanadministration@stryker.com. By accepting the RSUs, you acknowledge and declare that you are aware of the Tax Ruling specifying that the RSUs will be subject to income tax and social insurance contributions at vesting/settlement of the RSUs and at which time tax withholding will be required. The payment of any tax due upon sale of any Shares is your personal liability. Furthermore, the Tax Ruling determined that if you choose not to sell the Shares acquired upon vesting/settlement of the RSUs immediately following issuance of such Shares, you will have to transfer your Shares, within 10 calendar days of the date such Shares are deposited into your brokerage account
Exhibit 10(iv)
with the Stock Plan Administrator, to a personal brokerage account in Israel. Pursuant to the Tax Ruling, you are not permitted to hold the Shares in your brokerage account with the Stock Plan Administrator.
Notwithstanding the aforesaid, you acknowledge and declare that you are aware, accept and will have no claims or arguments towards the Company if it applies for and/or will apply for any other or additional tax rulings with the ITA with respect to the Israeli tax treatment of the RSUs, including the RSUs that were granted and/or the RSUs that may be granted in the future, or if it decides not to do so.
2.Securities Law Information. The grant of the RSUs pursuant to the 2011 Plan does not constitute a public offering under the Securities Law, 1968.
ITALY
1.Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW
Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult with your personal advisor(s)
regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
2.Foreign Asset Tax. The value of any Shares (and other financial assets) held outside Italy by individuals resident of Italy may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year. The value of financial assets held abroad must be reported in Form RM of the annual return. You should consult your personal tax advisor for additional information on the foreign asset tax.
JAPAN
1.Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
2.Foreign Asset/Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
MEXICO
1.Commercial Relationship. You expressly recognize that your participation in the 2011 Plan and the Company's grant of the RSUs does not constitute an employment relationship between you and the Company. You have been granted the RSUs as a consequence of the commercial relationship between the Company and the Subsidiary in Mexico that employs you, and the Company's Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan do not establish any rights between you and the
Company's Subsidiary in Mexico that employs you, (b) the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan are not part of the employment conditions and/or benefits provided by the Company's Subsidiary in Mexico that employs you, and (c) any modification or amendment of the 2011 Plan by the Company, or a termination of the 2011 Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the
Company's Subsidiary in Mexico that employs you.
Exhibit 10(iv)
2.Securities Law Information. You expressly recognize and acknowledge that the Company's grant of RSUs and the underlying Shares under the 2011 Plan have not been registered with the National
Register of Securities maintained by the Mexican National Banking and Securities Commission and
cannot be offered or sold publicly in Mexico. In addition, the 2011 Plan, the Terms and Conditions and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
3.Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the 2011 Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the 2011 Plan in accord with the terms and conditions of the 2011 Plan, the Terms and Conditions, and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the 2011 Plan at any time and without any liability. The value of the RSUs is an extraordinary item of compensation outside the scope of your employment contract, if any. The RSUs are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company's Subsidiary in Mexico that employs you.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE
2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30, 2026 TO
STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
NETHERLANDS
1.Waiver of Termination Rights. As a condition to the grant of the RSUs, you hereby waive any and all rights to compensation or damages as a result of the termination of your employment with the Company and your Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the 2011 Plan, or (b) you ceasing to have rights under or ceasing to be entitled to any awards under the 2011 Plan as a result of such termination.
NEW ZEALAND
1.WARNING. You are being offered RSUs to be settled in the form of shares of Stryker
Corporation common stock. If the Company runs into financial difficulties and is wound up, you may lose some or all your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do
Exhibit 10(iv)
not apply to this offer because it is an offer made under the Employee Share Scheme exemption. As a result, you may not be given all the information usually required.  You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before accepting the offer. The Company's Shares are currently traded on the New York Stock Exchange under the ticker symbol "SYK" and Shares acquired under the 2011 Plan may be sold through this exchange. You may end up selling the Shares at a price that is lower than the value of the Shares when you acquired them. The price will depend on the demand for the Company's
Shares. The Company's most recent annual report (which includes the Company's financial statements) is available at [https://investors.stryker.com/financial-information/sec-filings/default.aspx]. You are entitled to receive a copy of this report, free of charge, upon written request to the Company at
STOCKPLANADMINISTRATION@STRYKER.COM.
POLAND
1.Exchange Control Information. If you maintain bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, you will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Further, any transfer of funds in excess of a certain threshold
(generally, EUR 15,000) into or out of Poland must be effected through a bank account in Poland. Finally, you are required to store all documents connected with any foreign exchange transactions that you engage in for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
PORTUGAL
No country specific provisions.
PUERTO RICO
No country specific provisions.
ROMANIA
1.Exchange Control Information. You are not required to seek special authorization from the
National Bank of Romania in order to open or maintain a foreign bank account. However, if you remit foreign currency into Romania (e.g., proceeds from the sale of Shares), you may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation.
You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
RUSSIA
1.IMPORTANT EMPLOYEE NOTIFICATION. You may be required to repatriate certain cash amounts received with respect to the RSUs to Russia as soon as you intend to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to you through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the "CBR"), the
repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. You should contact your personal advisor to ensure compliance with the applicable exchange control requirements prior to vesting in the RSUs and/or selling the Shares acquired pursuant to the RSUs.
Exhibit 10(iv)
2.SECURITIES LAW NOTIFICATION. The grant of RSUs and the issuance of Shares upon vesting are not intended to be an offering of securities with the Russian Federation, and the Terms and
Conditions, the 2011 Plan, this Addendum and all other materials that you receive in connection with the grant of RSUs and your participation in the 2011 Plan (collectively, "Grant Materials") do not constitute advertising or a solicitation within the Russian Federation. In connection with your grant of RSUs, the
Company has not submitted any registration statement, prospectus or other filing with the Russian
Federal Bank or any other governmental or regulatory body within the Russian Federation, and the
Grant Materials expressly may not be used, directly or indirectly, for the purpose of making a securities offering or public circulation of Shares within the Russian Federation. Any Shares acquired under the
2011 Plan will be maintained on your behalf outside of Russia. Moreover, you will not be permitted to sell or otherwise alienate any Shares directly to other Russian legal entities or individuals.
3.EXCHANGE CONTROL NOTIFICATION. You are solely responsible for complying with applicable Russian exchange control regulations. Since the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of
Shares under the 2011 Plan to ensure compliance with current regulations. As noted, it is your personal responsibility to comply with Russian exchange control laws, and neither the Company nor any
Subsidiary will be liable for any fines or penalties resulting from failure to comply with applicable laws.
4.ANTI-CORRUPTION NOTIFICATION. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws as this relates to your acquisition of Shares under the 2011 Plan.
SAUDI ARABIA
1.Securities Law Information. The Terms and Conditions and any other documents addressing the RSUs may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital
Market Authority.  The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document.  You should conduct your own due diligence on the accuracy of the information relating to the RSUs and the underlying Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.
SINGAPORE
1.Qualifying Person Exemption. The following provision shall replace Section 17 of the
Terms and Conditions:
The grant of the RSUs under the 2011 Plan is being made pursuant to the "Qualifying Person" exemption"
under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) ("SFA"). The 2011 Plan
has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that, as a result, the RSUs are subject to section 257 of the SFA and you will not be able to make (a)
any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made pursuant to the exemptions under Part
XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
2.Director Reporting Notification. If you are a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore
Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., RSUs or Shares) in the Company or any related company. In addition, you must notify the Singapore company when you sell Shares (including when you sell Shares acquired at vesting of the RSUs). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be
Exhibit 10(iv)
made of your interests in the Company or any related company within two business days of becoming a director.
3.Insider Trading Notice. You acknowledge that you should be aware of the Singapore insider-trading rules, which may impact your ability to acquire or dispose of Shares.  Under the
Singapore insider-trading rules, you are prohibited from selling Shares when you are in possession of information concerning the Company which is not generally available and which you know or should know will have a material effect on the price of such Shares once such information is generally available.
SOUTH AFRICA
1.Withholding Taxes. In addition to the provisions of Section 6 of the Terms and Conditions, you agree to notify your Employer in South Africa of the amount of any gain realized upon vesting of the
RSUs. If you fail to advise your Employer of the gain realized upon vesting of the RSUs, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.
2.Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the "Exchange Control Regulations") in South Africa. As the
Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the 2011 Plan to ensure compliance with current
Exchange Control Regulations. Neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Securities Law Information and Deemed Acceptance of RSUs. Neither the RSUs nor the
underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the RSU offer must be finalized on or before the 60th day following the grant date. If you do not want to accept the
RSUs, you are required to decline the RSUs no later than the 60th day following the grant date. If you do not reject the RSUs on or before the 60th day following the grant date, you will be deemed to accept the
RSUs.
SOUTH KOREA
1.Exchange Control Information. Korean residents who sell Shares acquired under the 2011
Plan and/or receive cash dividends on the Shares may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. It is your responsibility to ensure compliance with any applicable exchange control reporting obligations.  You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the
2011 Plan.
2.Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011
Plan.
Exhibit 10(iv)
SPAIN
1.Acknowledgement of Discretionary Nature of the 2011 Plan; No Vested Rights. In accepting the RSUs, you acknowledge that you consent to participation in the 2011 Plan and have received a copy of the 2011 Plan. You understand that the Company has unilaterally, gratuitously and in its sole discretion granted RSUs under the 2011 Plan to individuals who may be employees of the Company or its
Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and the Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above. Thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the RSUs shall be null and void.  You understand and agree that, as a condition of the grant of the RSUs, any unvested RSUs as of the date you cease active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers' Statute or (ii) relocation under Article 40 of the Workers'
Statute. You acknowledge that you have read and specifically accept the conditions referred to in the
Terms and Conditions regarding the impact of a termination of employment on your RSUs.
2.Exchange Control Information. If you hold 10% or more of the Share capital of the
Company or such other amount that would entitle you to join the Company's board of directors, the acquisition, ownership and disposition of such Shares must be declared for statistical purposes to the
Spanish Dirección General de Comercio e Inversiones (the Bureau for Commerce and Investments), which is a department of the Ministry of Economy and Competitiveness. The declaration (via Form 6) must be made in January for Shares acquired or disposed of during the prior calendar year and/or for Shares owned as of December 31 of the prior calendar year; provided, if the value of the Shares acquired or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition of the Shares, as applicable. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Foreign Asset/Account Reporting Information. To the extent you hold rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of
€50,000 per type of right or asset as of December 31 each year (or at any time during the year in which you sell or dispose of such right or asset), you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 per type of right or asset as of each subsequent December 31, or if you sell Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents. In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the 2011 Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the 2011 Plan), depending on the balances in such accounts together with the value of such instruments as of December
31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE
2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
Exhibit 10(iv)
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30, 2026 TO
STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
SWITZERLAND
1.Securities Law Information. Neither this document nor any other materials relating to the
RSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial
Services ("FinSA") (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority ("FINMA").
TAIWAN
1.Securities Law Notice. The offer of participation in the 2011 Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the 2011 Plan is not a public offer of securities by a Taiwanese company.
2.Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares acquired under the 2011 Plan) into Taiwan up to USD10,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
THAILAND
1.Exchange Control Information. If you receive proceeds from the sale of Shares or cash dividends in relation to the Shares in excess of USD1,000,000 in a single transaction, you must immediately repatriate the funds to Thailand (or utilize such funds offshore for permissible purposes) and convert the funds to
Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. You are also required to provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank. If you do not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the
Bank of Thailand), you must obtain a waiver of the repatriation requirement from a commercial bank in
Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
TÜRKIYE
1.Securities Law Information. Under Turkish law, you are not permitted to sell any Shares acquired under the 2011 Plan within Turkey. The Shares are currently traded on the New York Stock
Exchange, which is located outside of Turkey, under the ticker symbol "SYK" and the Shares may be sold through this exchange.
Exhibit 10(iv)
2.Financial Intermediary Obligation. You acknowledge that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. You solely are responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
UNITED ARAB EMIRATES
1.Securities Law Information. The offer of the RSUs is available only for select Employees of the Company and its Subsidiaries and is in the nature of providing incentives in the United Arab
Emirates. The 2011 Plan and the Terms and Conditions are intended for distribution only to such individuals and must not be delivered to, or relied on by any other person.
Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the 2011 Plan and the Terms and Conditions, or any other incidental communication materials distributed in connection with the RSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the 2011 Plan and the
Terms and Conditions should obtain independent advice.
UNITED KINGDOM
1.Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 6 of the Terms and Conditions:
Without limitation to Section 6 of the Terms and Conditions, you agree that you are liable for all
Tax- Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the
Company, your Employer or by HM Revenue and Customs ("HMRC") (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your
Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
2.Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with the Company and your Employer for any reason whatsoever and whether or not in breach of contract, insofar as any purported claim to such entitlement arises or may arise from your ceasing to have rights under or to be entitled to vest in the RSUs as a result of such termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSUs. Upon the grant of the RSUs, you shall be deemed irrevocably to have waived any such entitlement.
****************************
Exhibit 10(iv)
EXHIBIT A
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT
Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares
etc. in Employment Relationships (the "Stock Option Act"), Stryker Corporation (the “Company”) is
providing you with the following information regarding the Company’s restricted stock unit
("RSU") grant in a separate written statement. This statement contains only the information mentioned in the Stock Option Act; the other terms and conditions of your RSU grant are described in detail in the Stryker Corporation 2011 Long-Term Incentive Plan, as Amended and Restated
(the "2011 Plan"), the Terms and Conditions Related to Restricted Stock Units Granted Pursuant to
the 2011 Long-Term Incentive Plan (the “RSU Agreement”) and the CEO Award Letter for the RSU
grant, all of which have been provided to you.
IMPORTANT NOTE: The Stock Option Act only applies to RSUs granted under the 2011 Plan to employees of the Company and its Subsidiaries, and does not apply to individuals, including managers, who are not regarded as "employees" as defined under the Stock Option Act. If you are not an employee of the Company or one of its Subsidiaries within the meaning of the Stock Option
Act, this Employer Information Statement shall not apply to you, you may not rely upon any of the information contained herein and the provisions described herein shall be void and ineffective.
1.Date of Grant
The Grant Date of the RSU is the date that the Compensation and Human Capital Committee of the Board of Directors (the “Committee”) approved a grant for you and determined it would be effective.
2.Terms and Conditions of the Grant
The grant of RSU is made at the sole discretion of the Committee.  In its assessment, the
Committee has considered a number of factors in granting the RSUs to you, including (but not limited to) the Company’s latest annual results, your personal performance and your value for the future growth, development and operation of the Company.  Notwithstanding your personal performance and the development of the Company, the Company may decide, in its sole discretion, not to grant an RSU to you in the future.  Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future RSU grants.
3.Vesting Dates and Exercise Period
Your RSU shall vest over a period of time (“vesting period”), provided you remain employed by or in the service of the Company or a Subsidiary and any performance or other vesting conditions set forth in the Plan and the Agreements are satisfied, unless the RSU are vested
Exhibit 10(iv)
or terminated earlier for the reasons set forth in the Plan and the Agreements and subject to Section 5 of this statement.
4.Exercise Price
For RSUs, you pay no monetary consideration to receive the RSU nor do you pay any price to receive the shares of the Company’s common stock issued upon vesting.
5.Your Rights upon Termination
The treatment of your RSU awards upon termination of your employment will be determined in accordance with the following unless the terms contained in the Agreement and in the 2011 Plan are more favorable to you.
Your RSU will survive and will not be forfeited if your employment is terminated by your employer for any reason other than your breach of contract (as determined under Danish law) or summary dismissal. This means that you may be entitled to continue to vest in the award as if you were still an employee in accordance with your Agreement and the 2011
Plan. Also, you may be entitled to receive an additional RSU grant, proportionate to the length of your employment in the accounting year in which your employment is terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year. This provision will not apply if the termination is due to your breach of your employment contract or in case of your justified summary dismissal, in which case the RSU will lapse to the extent the RSU has not vested on the effective date of termination of your employment. Such lapse will take place automatically without notice on the effective date of termination of your employment.
If you terminate your employment due to your employer's material breach (as determined under Danish law), or if your employment terminates because you reach the age of retirement for employees of your employer or because you are entitled to receive old-age pension from the Danish state or your employer, the RSU award shall continue on unchanged terms as if you had still been employed. Also, you may be entitled to receive an additional RSU grant, proportionate to the length of your employment in the accounting year in which your employment is terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year or at the date of grant.
If you terminate your employment for other reasons,  your RSU award will be forfeited as per the effective date of termination of your employment unless otherwise set out in the terms of the Agreement. In addition, you will be ineligible to receive any additional RSU grants after your resignation.
6.Financial Aspects of Participating in the 2011 Plan
The RSU grant has no immediate financial consequences for you. The value of the RSU award will not be taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of the RSU award depends on a number of aspects and thus, you are encouraged to seek particular advice regarding your tax position.
Exhibit 10(iv)
Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the
Company’s financial development, but inter alia also on the general development of the stock market. In addition, before or after you vest in your RSU award, the shares of
Company stock could decrease in value even below the price of such stock on the Date of
Grant.
7.Other Issues
Apart from Clause 5 in this Statement (regarding your rights upon termination of employment), this Statement does not intend to alter any provisions of the 2011 Plan or the
Agreement (or any related document), and the 2011 Plan and the Agreement (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.
****
Plan Administrator
Stryker Corporation
Portage, Michigan USA
Exhibit 10(iv)
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, SOM REVIDERET OG GENFREMSAT
ARBEJDSGIVERERKLÆRING – DANMARK
TILDELING OG RSU'ER
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold
("Aktieoptionsloven") giver Stryker Corporation ("Selskabet") dig hermed i en særskilt skriftlig erklæring følgende oplysninger om Selskabets tildeling af RSU'er (Restricted Stock Units) . Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for din RSU-tildeling er nærmere beskrevet i Selskabets 2011 Long-Term Incentive
Plan, som revideret og genfremsat  ("2011-Planen"), Terms and Conditions Related to Restricted
Stock Units Granted Pursuant to the 2011 Long-Term Incentive Plan ("RSU-Aftalen) og CEO-
tildelingsbrevene vedrørende henholdsvis RSU-tildelingen, hvilke dokumenter alle er blevet udleveret til dig.
VIGTIGT: Aktieoptionsloven gælder kun for RSU'er, der i henhold til 2011-Planen er tildelt til
lønmodtagere i Selskabet og dets Datterselskaber, og gælder ikke for personer, herunder ledere, der ikke anses for at være "lønmodtagere" som defineret i Aktieoptionsloven. Hvis du ikke er
lønmodtager i Selskabet eller i et af dets Datterselskaber i Aktieoptionslovens forstand, gælder denne Arbejdsgivererklæring ikke for dig, hvorfor du ikke vil kunne henholde dig til nogen af oplysningerne heri, og de heri anførte bestemmelser vil ikke have virkning.
1.Tidspunkt for tildeling
Tidspunktet for RSU-tildelingen er den dato, hvor det af Bestyrelsen nedsatte Udvalg for
Vederlag og Menneskelig Kapital ("Udvalget") godkendte tildelingen til dig og besluttede, at den skulle træde i kraft.
2.Kriterier og betingelser for tildeling
RSU-tildelingen sker alene efter Udvalgets eget skøn.  Udvalget har i sin vurdering inddraget en række faktorer i forbindelse med RSU-tildelingen til dig, herunder (men ikke begrænset til) Selskabets seneste årsresultat, din personlige performance og din betydning for Selskabets fremtidige vækst, udvikling og drift.  Uanset din personlige performance og
Selskabets udvikling kan Selskabet frit vælge ikke at tildele dig RSU'er fremover.  I henhold til bestemmelserne i Planen og Aftalen har du ikke nogen ret til eller noget krav på
fremover at modtage RSU-tildelinger.
3.Modningstidspunkter og udnyttelsesperiode
Din RSU modnes over en periode ("modningsperioden"), forudsat at du fortsat er ansat i eller arbejder for Selskabet eller et Datterselskab, og forudsat at alle de i Planen og
Aftalerne beskrevne performance- og modningsbetingelser er opfyldt, medmindre RSU'en modnes eller bortfalder på et tidligere tidspunkt som følge af de i Planen og Aftalerne anførte årsager og med forbehold for pkt. 5 i denne erklæring.
4.Udnyttelseskurs
Exhibit 10(iv)
Hvad angår RSU'er, skal du ikke betale noget vederlag for at modtage RSU'en, ligesom du ikke skal betale noget for at modtage de ordinære aktier i Selskabet, der udstedes ved modning.
5.Din retsstilling i forbindelse med fratræden
I forbindelse med din fratræden vil dine RSU-tildelinger blive behandlet som følger, medmindre vilkårene i Aftalen og i 2011-Planen er mere fordelagtige for dig.
Din RSU bortfalder ikke, hvis din fratræden skyldes opsigelse fra din arbejdsgivers side, medmindre der er tale om misligholdelse fra din side (som defineret i dansk ret) eller bortvisning. Dette betyder, at du måske vil være berettiget til, at din RSU fortsat modnes i overensstemmelse med din Aftale og 2011-Planen, som om du stadig var ansat. Endvidere vil du måske være berettiget til at modtage en yderligere RSU-tildeling, som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret. Denne bestemmelse gælder ikke,
såfremt din fratræden skyldes opsigelse på grund af din misligholdelse af ansættelseskontrakten eller berettiget bortvisning, i hvilket tilfælde RSU'en bortfalder, i det omfang de ikke er modnet ved ansættelsesforholdets ophør. Bortfaldet sker automatisk uden varsel ved ansættelsesforholdets ophør.
Hvis du fratræder din stilling som følge af væsentlig misligholdelse fra din arbejdsgivers side (som defineret i dansk ret), eller hvis du fratræder, fordi du når pensionsalderen for
lønmodtagere hos din arbejdsgiver, eller fordi du har ret til at modtage alderspension fra den danske stat eller din arbejdsgiver, vil din RSU-tildeling fortsætte på uændrede vilkår, som om du stadig var ansat.  Endvidere vil du måske være berettiget til at modtage en yderligere RSU-tildeling, som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat
i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret eller på tildelingstidspunktet.
Hvis du fratræder din stilling af andre årsager, vil din RSU-tildeling bortfalde ved ansættelsesforholdets ophør, medmindre andet fremgår af Aftalen. Endvidere vil du ikke
være berettiget til at få tildelt yderligere RSU'er efter din fratræden.
6.Økonomiske aspekter ved at deltage i 2011-Planen
RSU-tildelingen har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSU-
tildelingen indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af RSU-tildelingen afhænger af flere forhold, og du opfordres derfor til at søge særskilt rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en
økonomisk risiko. Muligheden for en gevinst på modningstidspunktet afhænger ikke alene af Selskabets økonomiske udvikling, men også af bl.a. den generelle udvikling på
aktiemarkedet. Derudover kan værdien af Selskabets aktier både før og efter modningen af din RSU-tildeling falde til en værdi, der måske endda ligger under kursen på
tildelingstidspunktet.
Exhibit 10(iv)
7.Øvrige oplysninger
Med undtagelse af pkt. 5 i denne erklæring (vedrørende din retsstilling i forbindelse med fratræden) har denne erklæring ikke til formål at ændre nogen af bestemmelserne i 2011-
Planen eller Aftalen (eller i tilhørende dokumenter), og 2011-Planen og Aftalen (og eventuelle tilhørende dokumenter) har forrang i tilfælde af uoverensstemmelser. Dine ufravigelige rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af uklarhed.
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Planadministrator
Stryker Corporation
Portage, Michigan USA